SPECIAL POWER OF ATTORNEY
The undersigned is an officer and/or director of Reliance Steel & Aluminum Co., a Delaware corporation ("Reliance"), and hereby makes, constitutes and appoints each of Karla Lewis, Senior Executive Vice President, Chief Financial Officer and Assistant Corporate Secretary of Reliance, and William A. Smith II, Senior Vice President, General Counsel and Corporate Secretary of Reliance, or either of them, to act severally as attorney-in-fact and agent, with power of substitution and resubstitution for each of them in any and all capacities to:
(1)
prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act") or any rule or regulation of the SEC;

(2)
prepare and execute any Form 3, 4 or 5 or any similar report, or any amendment thereof, for and on behalf of the undersigned, to report the undersigned's beneficial ownership of Reliance securities or any changes in such beneficial ownership of Reliance securities and to timely file any such report or amendment with the SEC and the New York Stock Exchange or any other appropriate regulatory agency, and the undersigned hereby ratifies and confirms all that said attorneys-in-fact, or substitute or substitutes, may do or cause to be done by virtue of this Special Power of Attorney; and

(3)
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Special Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Reliance assuming, any of the undersigned's responsibilities to comply with Section 16 of the Act.
This Special Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Reliance, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has executed this Special Power of Attorney in California on October 20, 2015.
/s/ Robert McEvoy____
Name: Robert McEvoy

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Los Angeles

On October 20, 2015 before me, Stacey M. Ahuja, Notary Public, personally appeared Robert McEvoy who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under penalty of perjury under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Stacey M. Ahuja
Notary Public